lATA STANDARD GROUND HANDLING AGREEMENT
(SIMPLIFIED PROCEDURE)

Annex B - LOCATIONS(S), AGREED SERVICES AND CHARGES to the Standard
Ground Handling Agreement (SGHA) of April 2004

between:	SW1SSPORT USA, INC. having its principal office at 45025 Aviation Drive Suite 350 Dulles, VA 20166 (hereinafter referred to as "the Handling Company")
and	BALTIA AIRLINES having its principal office at (hereinafter referred to as "the Carrier")

effective from:	May 16, 2014
This Annex	B.1.0 (Ramp and Passenger Handling)
the location	JOHN F. KENNEDY INTERNATIONAL AIRPORT (JFK) Jamaica, New York
is valid from:	May 16, 2017
and replaces:	n/a

PREAMBLE: This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms of the Main Agreement and Annex A of the SGHA of April 2004 as published by the International Air Transport Association shall apply as if such terms were repeated here in full. By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.

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PARAGRAPH 1.           GROUND HANDLING SERVICES AND CHARGES

1.1 Services

           For a single ground handling consisting of the arrival and the subsequent departure at agreed timings of the same aircraft, the Handling Company shall provide the services of Annex A listed below and charge the rates specified in Paragraph 1.2 of this Annex.

1.1.1            Ramp Handling Services

Section 1: Representation. Administration and Supervision 1.1.2;
1.1.3; 1.1.41.2.1; 1.2.2; 1.2.41.3.1(b); 1.3.2; 1.3.3; 1.3.4

Section 3: Ramp Services 3.1.1; 3.1.2; 3.1.3; 3.1.4; 3.1.5; 3.1.6;3.1.7(a)(1); 3.1.8 3.2.1(a)
3.3.1; 3.3.2(D; 3.3.3(a)(extra charge); 3.3.3(b)(gate power) 3.4.1 (extra charge);
3.4.2(extra charge) 3.5.1; 3.5.2
3.6.1 (a)(1)(at remote parking); 3.6.3; 3.6.4; 3.6.5(a)(1.2); 3.6.6; 3.6. 7; 3.6.8 3.7.1 (extra charge) 3.8.1 (b)(provided by I AT) 3.9.1; 3.9.2(b); 3.9.3(a)(b)(within IAT)(d)
3.11.1 (a-D; 3.11.2(a-h); 3.11.2(vacuum); 3.11.5; 3.11.7; 3.11.8; 3.11.9(a)
3.12
3.13

Section 6: Support Services 6.2.1 (c)(1.2); 6.3.1 (outside storage. up to 6 ULD ); 6.3.2; 6.3.5 (at termina1);6.8.1

Section 7 Security 7.1.4 (4)

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1.1.2            Passenger Handling Services

Section 1: Representation and Accommodation 1.1.2; 1.1.3; 1.3.2; 1.3.3; 1.3.4; 1.3.5; 1.3.7; 1.3.8

Section 2: Passengers and Baggage 2.1.1; 2.1.2; 2.1.3(a)(1)(3); 2.1.3(b)(2,6); 2.1.4; 2.1.6;
2.1.7{a){b)(c)(e)(O; 2.1.8, 2.1.9(b)(1 ,2);
2.2.2(2)(a) ;2.2.3(without liability to Handling Company); 2.2.4; 2.2.5; 2.2.6);
2.2.7; 2.2.11 ;2.2.12; 2.2.13; 2.2.14(a-b,d-i)
2.3.2

Section 3: Ramp Services 3.6.1 (b)(3){provided by I AT)

Section 4: Load Control Communications and Departure Control System 4.1.1; 4.1.2(1) 4.2.1;
4.2.2; 4.2.3 (a) 4.9.1; 4.9.4

Section 6: 6.2.1 (c)(1 ,2); 6.2.2(a,b)(3,6); 6.3.3; 6.5.1

C) Deice Services

Ramp Services

Section 3.17.2(a); 3.17.3; 3.17.4; 3.17.6;

3: Support Services

1.2 Charges

1.2.A            Ramp Handling Charges

For the services of Annex A listed in Paragraph 1.1.1 above, based on the attached schedule, the charges shall be as follows:

B747w200 series aircraft $2,395.00/turnaround

1-2.b           Passenger Service Charges

For the services of Annex A listed in Paragraph 1.1.2 above, based on the attached schedule, the following rates will apply. 8747-200 series aircraft $1,490.00 /turnaround

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1.2.C            Flight Operations/Dispatch Charges {provided by Swiss Intl.)

Section 4: Dispatch Services 4.3; 4.4; 4.5; 4.6

B747w200 series aircraft            $ 280.00/turnaround

C)           Deice Services

Type I	(55/45 Glycol/water)	$11.50 per gallon applied
Type IV	(100% Product)	$16.95 per gallon applied

The billing price shall vary by season.

The Carrier agrees to inspect the aircraft upon completion of the deicing operation and will certify that the aircraft has been de-iced according to the required safety standards and the Carrier's procedures.

A minimum callout charge of $150.00 per deice service will be applied if deicing is requested and subsequently not utilized.

Passenger Service Pricing is based upon the following mutually agreed manning:

Position	Number of Staff	Man hours
Supervisor	1	8
Load Control	1	centralized
Check-in/Gate B747	8	4
Arrivals	3	4
Baggage Service	1	centralized

1.2.1           Charges are based on flights operating within si1xty (60) minutes of scheduled arrival or departure.

1.2.2            Handling in case of technical landing for other than commercial purposes will be charged at fifty percent (50%) of the above rates provided that a physical change of load is not involved.

1.2.3            Handling in case of return from take off point to ramp will not be charged extra, provided that a physical change of load is not involved.

1.2.4            Handling in case of return from take-off point to ramp involving a physical change of load

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           will be charged as for handling in case of technical landing in accordance with Paragraph 1.2.2 of this Annex.

1-2.5            No extra charges will be made for providing the services at night, on Sundays, or on legal holidays.

1.2.6            Port Authority of NY/NJ fees of 5.25% of revenue will be billed on all services.

1-2.8            The Carrier will utilize Handing Company DCS System for check-in (inclusive of generic bag tags/boarding cards) at a rate of $.95 per passenger.

1.2.9            For services enumerated above, based on the following schedule:
Mon/Tues!Thur/Fri/Sat ETA: 1230 L/ETD: 1600L

PARAGRAPH 2. ADDITIONAL CHARGES

2.1            When requested and authorized by the Carrier or when flights operate off-schedule per Paragraph 1.2.1, extra labor charges shall be:

	Straight Time	Overtime
Ramp/Cleaning	$17.00 per hour	$25.50 per hour
Pax Agent	$18.00 per hour	$27.00 per hour
CTX Bag Runner	$14.50 per hour	$21.75 per hour
Supervisor	$26.10 per hour

2.2            Extra manpower may be subject to a four (4) hour minimum if the Handling Company incurs a four (4) hour minimum. This minimum would apply if staff is called in from home.

2.4            Any additional facilities, equipment or services requested that are not covered in Paragraph 1.1 above, or when flights operate off-schedule per Paragraph 1.2, 1, shall be charged for at fifty percent (50%) of the applicable rates included in the Mutual Assistance Ground Services Agreement (MAGSA) as published by the Airline Transportation Association of America (ATA).

2.5            Flight cancellations will be charged at fifty percent (50%) of the rates specified in Paragraph 1.2 unless twelve (12) hours prior notice is given.

2.6            Any additional facilities, equipment or services requested that are not covered in Paragraph 1 or when flights operate off schedule, carrier shall be charged as follows:

GPU Air Start	$65.00 per hour or part thereof
Heater/Air Conditioner	$55,00 per start $65.00 per hour or part thereof

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PARAGRAPH 3. DISBURSEMENTS

3.1            Any disbursements made by the Handling Company on behalf of the Carrier will be reimbursed by the Carrier at cost price plus an accounting surcharge of fifteen percent (15%).

PARAGRAPH 4. ACCEPTANCE

4.1            If Carrier fails to execute this Agreement but accepts the services herein specified, this shall constitute the Carrier's acceptance of the tenns and conditions herein specified.

PARAGRAPH 5.           LIABILITY AND INDEMNITY

5.1            As relates to Article 8.5 of the Main Agreement, Handling Company's liability under this section will be limited to the following:

8747 series Aircraft          not to exceed US $1,000,000/incident

PARAGRAPH 6. ARBITRATION

6.1            Notwithstanding the provisions of Sub-Article 9.1 of the Main Agreement:

Any dispute or claim concerning the scope, meaning, construction or effect of this Agreement or arising out of or relating to the service provided hereunder shall be referred to and finally settled by arbitration in accordance with the procedures set forth below and, if necessary, judgment on the award rendered may be entered in any Court having jurisdiction thereof:

1) if the Parties agree to the appointment of a single arbitrator, and if the Parties agree upon the time, place and procedures of the arbitration, then the arbitration will be conducted in accordance with their agreement.

2) if the Parties do not agree as provided for in 1), then the arbitration will be conducted before the American Arbitration Association ("AAA"), in accordance with its-Rules, except that the arbitrators will be selected as follows: The arbitration panel will consist of three (3) members, with each Party designating one arbitrator, and the th'1rd arbitrator to be appointed by the AAA, in accordance with its selection process. In the event that one Party selects an arbitrator, but the other does not, then the pane! will consist of solely the one arbitrator as selected by the Party.

3) the arbitration proceeding will continue notwithstanding the default of a respondent Party to appear or defend, and the failure of any Party to participate in the arbitration proceeding will not affect the validity of the arbitration decision, which will be fully binding on the absent Party.

4) the arbitrator(s) will award to the prevailing Party in the arbitration proceeding all costs of the arbitration proceeding, including reasonable attorneys' fees.

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5) in the event of a dispute arising hereunder, the law to be applied to such dispute shall be the applicable law of the State in which the services are performed.

PARAGRAPH 7. COSTS

7.1            It is agreed and understood that the charges as set forth in this Agreement are based on various applicable State and local taxes, existing minimum wages and statutory employer contributions which the Handling Company must pay and over which it has no control. In the event of any increases in the foregoing payments necessitating directly or indirectly an increase in the Handling Company's costs and/or contributions for Health Insurance, Unemployment Insurance, Social Security, Disability Insurance, facility charges, or the establishment of any other payroll tax, living wage, service tax of whatever kind or nature that will be required to be paid by the Handling Company, the Handling Company will prepare a revision to the rates then in effect at any time during the term of this agreement and increase the rates by this amount effective when the Handling Company has to start paying the additional amount

PARAGRAPH 8.           CONTRACT NOTIFICATION

8.1 Notwithstanding Sub-Article 11.3 of the Main Agreement, any notice required to be given by either party under this Agreement shall be deemed properly given if sent by FAX followed by certified mail or overnight delivery service to:

Carrier:	Handling Company:
Baltia Airlines JFK Inti Airport Bldg. 151 Jamaica, NY 11430 Attn: Olga Krainova Fax: 1 718 244 8882 Phone: 1 718 244 8880 Email: Olga.Krainova	Swissport USA, Inc. 45025 Aviation Drive, Suite 350 Dulles, VA 20166 Attn: Roger Larreur Senior Vice President Phone: 703-743-4340 Fax: 703-742-4321

PARAGRAPH 9. PAYMENT

9-1            For the services performed by the Handling Company for the Carrier pursuant to this Agreement, the Carrier shall provide a prepayment of the anticipated charges. The Handling Company shall submit an invoice to the Carrier prior to each month of service and the Carrier shall provide pre-payment of the monthly estimated amount, based on scheduled flights, and reconcile any shortage from the prepayment against the Handling Company's invoice within fifteen (15) days

9-2           Payments shall be sent via wire transfer in US Dollars as follows:

Bank of America ABA No.
026 009 593
Credit the Account of: Swissport North America, Inc.

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Acct. No. 435007156522 Ref:
Swissport USA, Inc.
Invoice Number(s): ________ (please indicate)

or by mail to:

Swissport North America, Inc. 16540
Collections Center Drive Chicago, IL
60693

9.3            if the Carrier does not pay invoices in accordance with Paragraph 9.1, the Handling Company may, at its discretion, place the Carrier on a cash basis or discontinue services until the account is brought current. Such actions shall not constitute a breach or termination of the Agreement and all other terms and conditions set forth herein shall remain in effect.

9.4            Invoices not paid in accordance with Paragraph 9.1 will accrue interest at the rate of one and one-half percent (VA%) per month on the unpaid balance.

9.5            if the Carrier disagrees with any item(s) in the invoice submitted by the Handling Company, it may withhold payment only on that item(s) until a resolution is reached with the remainder of the invoice due and payable as above. The Carrier must communicate to the Handling Company its reasons for withholding payment on an invoice item(s). The deadline for payment for any disputed item(s) will be deemed extended until ten (1 0) days after the resolution of such dispute.

PARAGRAPH 10. DURATION. MODIFICATION AND TERMINATION

10.1            This agreement shall be effective May 16, 2014, and shall supersede any agreements and/or provisions of service.

10.2            Notwithstanding Paragraph 11.4 of the Main Agreement, the tenn of this agreement shall be for a three (3) year period commencing May 16, 2014 through May 16, 2017 for all of the services and scope enumerated in Paragraphs 1 and 2.

10.3            Based on the other terms and conditions of this Agreement, the rates shown are for the first year of service. Thereafter, the rates will be subject to an increase each anniversary date of the contract based on a Consumer Price Index (CPI) of a minimum of 3%.

10.4            The Carrier will not offer employment to the Handling Company's employees at any time during the term of this Agreement or for 6 months thereafter unless mutually agreed. In lieu of this, Carrier agrees to compensate Handling Company by paying Handling Company 35% of employee's annual compensation including salaries/wages and benefits.

PARAGRAPH 11. STANDARD OF WORK

11-1            A service level agreement (SLA) will be signed by both parties, if requested, by mutual

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~~~~~ art of this Annex B.
BALTIA AIRLINES	SWISSPOINT USA, INC.
By ____ /signed Igor Dmitrowsky/ Title: _PRESIDENT_ Date: __May 16, 2014 By ____ /signed/ Title: _Vice President of Operations_ Date: __May 16, 2014__	By ____ /signed/__ Roger Larreur Title: Senior Vice President Date: __________ By _________________ Title: Date: